Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director, Investor Relations
(765) 490-5664
ryan.reed@wabashnational.com

Wabash National Corporation Announces Third Quarter 2020 Results

▪Third quarter revenue of $352M on stable shipment volumes
▪Completion of $20M run-rate savings from reorganization actions deliver 13% decremental margins
▪Net Income turns positive with $0.07 GAAP EPS or $0.09 adjusted non-GAAP EPS
▪Substantial improvement in trough financial performance speaks to more resilient business model
▪Third quarter backlog increased to $1 billion showing improved end-market sentiment for 2021

LAFAYETTE, Ind. – November 5, 2020 – Wabash National Corporation (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter ended September 30, 2020.
Net sales for the third quarter 2020 were steady compared with prior quarters at $351.6 million as the Company continued to produce equipment to satisfy customer demand volumes. Consolidated gross margin of 12.3% was the strongest rate since Q4 of 2019 as the company continued to achieve greater efficiency operating within the constraints of COVID-19 protocols. Operating income of $8.4 million, or 2.4% of sales, on a GAAP basis, includes the positive impact of cost savings stemming from strategic organizational realignment actions completed during the quarter. The Company's previously announced target of $20M in run rate savings from these realignment actions has been completed ahead of schedule and helped to limit decremental margins to 13% during the third quarter. Earnings per share was $0.07 on a GAAP basis or $0.09 on an adjusted non-GAAP basis for the third quarter.
Total Company backlog as of September 30, 2020 was approximately $1.0 billion as new order activity markedly accelerated during the September time frame. Backlog rose 37% compared June 2020 and was 29% above September 2019.
“We are pleased to deliver a profitable quarter that builds upon our purposeful financial management during the first half of 2020. We successfully executed strategic cost reductions that have not only preserved our organization's strength, but have enhanced our company's culture by eliminating silos and allowed us to provide a more seamless experience for customers who purchase across our unmatched portfolio of first to final mile solutions,” said Brent Yeagy, president and chief executive officer.
Operating cash flow was $107.1 million and free cash flow was $93.4 million year to date at the close of the third quarter 2020, which compares to significant cash burn during each of the two prior economic recessions. Liquidity as of the end of the third quarter was $383 million with $216 million of cash and a fully untapped revolving credit line of $167 million. Following the successful refinancing of the Company's term loan, the Company's nearest material debt maturity is now October 2025.

"Our increased backlog reflects strong underpinnings within the freight markets as rebounding freight activity has contributed to significant gains in spot and contract rates. While we're looking forward to a demand environment that looks poised to improve into 2021, we also remain focused on executing in the final quarter of 2020 completing a year that we expect will demonstrate the benefits of our Company's diversification efforts over the last decade as well as actions over the past two years to significantly strengthen the management system of the Company." continued Yeagy. "Our broadened and synergistic portfolio has resulted in considerable improvement in trough performance across an array of key financial metrics like operating income, EBITDA, and free cash flow."
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2020 and 2019. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended September 30,	2020	2019	2020	2019	2020	2019
	(dollars in thousands)
New trailers shipped	7,975	13,700	475	750	—	—
Net sales	$226,516	$380,344	$72,020	$93,181	$55,348	$113,504
Gross profit	$25,934	$43,960	$13,853	$18,042	$4,854	$16,763
Gross profit margin	11.4%	11.6%	19.2%	19.4%	8.8%	14.8%
Income (loss) from operations	$19,659	$36,503	$4,188	$7,183	$(4,442)	$4,628
Income (loss) from operations margin	8.7%	9.6%	5.8%	7.7%	(8.0%)	4.1%
Commercial Trailer Products’ net sales for the third quarter were $226.5 million, a decrease of 40.4% as compared to the prior year quarter as a result of a reduction in market demand. Operating income was $19.7 million or 8.7% of sales during the quarter.
Diversified Products’ net sales for the third quarter were $72.0 million, a decrease of 22.7% as compared to the prior year as a result of lower market demand. Operating income was $4.2 million or 5.8% of sales during the quarter.
Final Mile Products’ net sales for the third quarter totaled $55.3 million, a decrease of 51.2%, as compared to the prior year, due to softer market demand. Operating loss was $4.4 million during the quarter as a result of weaker volume leverage over fixed costs.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, adjusted operating income (loss), adjusted net income (loss), adjusted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt issuance costs expensed within General & administrative expenses related to the closing of the New Term Loan Credit Agreement, impairment and other, net, and other non-operating income and expense (which includes loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income (loss) is included in the tables following this release.
Free cash flow is defined as net cash provided by operating activities minus capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by operating activities is included in the tables following this release.

Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income (loss) to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income and adjusted earnings per diluted share each reflect adjustments for non-cash impairment and debt transactions, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income (loss) and diluted net income (loss) per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income and adjusted earnings per diluted share to net income (loss) and net income (loss) per diluted share is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income (loss) from operations is included in the tables following this release.
Third Quarter 2020 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Thursday, November 5, 2020, beginning at 10:00 a.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.wabashnational.com. The conference call will also be accessible by dialing (844) 778-4139, conference ID 5580198. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash National Corporation
As the innovation leader of engineered solutions for the transportation, logistics and distribution industries, Wabash National Corporation (NYSE: WNC) is changing how the world reaches you. Headquartered in Lafayette, Indiana, the company’s mission is to enable customers to succeed with breakthrough ideas and solutions that help them move everything from first to final mile. Wabash National designs and manufactures a diverse range of products, including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include a continued or prolonged shutdown or reduction of our operations, substantially reduced customer orders or sales volumes and supply disruptions due to the coronavirus (COVID-19) outbreak, the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$215,822	$140,516
Accounts receivable, net	104,642	172,737
Inventories, net	201,510	186,914
Prepaid expenses and other	44,534	41,222
Total current assets	566,508	541,389
Property, plant, and equipment, net	214,900	221,346
Goodwill	204,351	311,026
Intangible assets, net	173,384	189,898
Other assets	36,939	40,932
Total assets	$1,196,082	$1,304,591
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,500	$—
Current portion of finance lease obligations	342	327
Accounts payable	145,393	134,821
Other accrued liabilities	132,556	124,230
Total current liabilities	279,791	259,378
Long-term debt	457,222	455,386
Finance lease obligations	119	378
Deferred income taxes	36,080	37,576
Other non-current liabilities	25,505	30,885
Total liabilities	798,717	783,603
Commitments and contingencies
Stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 52,912,988 and 53,473,620 shares outstanding, respectively	753	750
Additional paid-in capital	641,236	638,917
Retained earnings	106,118	221,841
Accumulated other comprehensive losses	(4,135)	(3,978)
Treasury stock at cost, 22,500,750 and 21,640,109 common shares, respectively	(346,607)	(336,542)
Total stockholders' equity	397,365	520,988
Total liabilities and stockholders’ equity	$1,196,082	$1,304,591

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$351,584	$580,908	$1,077,811	$1,740,135
Cost of sales	308,390	503,173	963,553	1,506,060
Gross profit	43,194	77,735	114,258	234,075
General and administrative expenses	22,749	25,353	68,574	82,002
Selling expenses	6,510	8,998	19,394	25,715
Amortization of intangible assets	5,496	5,115	16,484	15,353
Impairment and other, net	31	—	105,455	—
Income (loss) from operations	8,408	38,269	(95,649)	111,005
Other income (expense):
Interest expense	(5,749)	(6,713)	(17,903)	(20,823)
Other, net	(57)	1,333	348	2,245
Other expense, net	(5,806)	(5,380)	(17,555)	(18,578)
Income (loss) before income tax (benefit) expense	2,602	32,889	(113,204)	92,427
Income tax (benefit) expense	(1,285)	7,429	(10,298)	21,227
Net income (loss)	$3,887	$25,460	$(102,906)	$71,200

Net income (loss) per share:
Basic	$0.07	$0.47	$(1.94)	$1.30
Diluted	$0.07	$0.46	$(1.94)	$1.28
Weighted average common shares outstanding (in thousands):
Basic	52,912	54,413	52,980	54,975
Diluted	53,380	55,019	52,980	55,502

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(102,906)	$71,200
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	18,656	16,258
Amortization of intangibles	16,484	15,353
Net (gain) loss on sale of property, plant and equipment	(1,669)	(40)
Loss on debt extinguishment	219	104
Deferred income taxes	(753)	(2,451)
Stock-based compensation	2,278	7,362
Impairment	107,114	—
Non-cash interest expense	807	783
Accounts receivable	68,095	9,671
Inventories	(14,596)	(89,869)
Prepaid expenses and other	(3,086)	(2,368)
Accounts payable and accrued liabilities	20,128	57,750
Other, net	(3,672)	(7,535)
Net cash provided by operating activities	$107,099	$76,218
Cash flows from investing activities
Capital expenditures	(13,719)	(22,244)
Proceeds from the sale of property, plant, and equipment	2,726	785
Net cash used in investing activities	$(10,993)	$(21,459)
Cash flows from financing activities
Proceeds from exercise of stock options	44	361
Dividends paid	(13,015)	(13,443)
Borrowings under revolving credit facilities	45,584	446
Payments under revolving credit facilities	(45,584)	(446)
Principal payments under finance lease obligations	(244)	(230)
Borrowings under term loan credit facility, net of original issuance discount	148,500	—
Principal payments under term loan credit facility	(135,228)	(30,470)
Principal payments against senior notes	(10,000)	—
Debt issuance costs paid	(792)	(142)
Stock repurchases	(10,065)	(22,652)
Net cash used in financing activities	$(20,800)	$(66,576)
Cash and cash equivalents:
Net increase (decrease) in cash, cash equivalents, and restricted cash	$75,306	$(11,817)
Cash, cash equivalents and restricted cash at beginning of period	140,516	132,690
Cash, cash equivalents, and restricted cash at end of period	$215,822	$120,873

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended September 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2020
New trailers shipped	7,975	475	—	—	8,450
Used trailers shipped	100	40	—	—	140

New Trailers	$215,609	$37,455	$—	$—	$253,064
Used Trailers	522	1,439	—	—	1,961
Components, parts and service	9,371	16,607	3,103	(2,300)	26,781
Equipment and other	1,014	16,519	52,245	—	69,778
Total net external sales	$226,516	$72,020	$55,348	$(2,300)	$351,584
Gross profit	$25,934	$13,853	$4,854	$(1,447)	$43,194
Income (loss) from operations	$19,659	$4,188	$(4,442)	$(10,997)	$8,408

2019
New trailers shipped	13,700	750	—	—	14,450
Used trailers shipped	25	10	—	—	35

New Trailers	$366,938	$51,697	$—	$—	$418,635
Used Trailers	86	417	—	—	503
Components, parts and service	10,039	23,790	4,302	(5,960)	32,171
Equipment and other	3,281	17,277	109,202	(161)	129,599
Total net external sales	$380,344	$93,181	$113,504	$(6,121)	$580,908
Gross profit	$43,960	$18,042	$16,763	$(1,030)	$77,735
Income (loss) from operations	$36,503	$7,183	$4,628	$(10,045)	$38,269

Nine Months Ended September 30,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2020
New trailers shipped	24,500	1,525	—	—	26,025
Used trailers shipped	320	110	—	—	430

New Trailers	$672,263	$108,943	$—	$—	$781,206
Used Trailers	3,113	3,972	—	—	7,085
Components, parts and service	28,214	64,855	9,278	(17,284)	85,063
Equipment and other	6,155	41,159	157,172	(29)	204,457
Total net external sales	$709,745	$218,929	$166,450	$(17,313)	$1,077,811
Gross profit	$72,169	$39,755	$6,573	$(4,239)	$114,258
Income (loss) from operations	$54,129	$360	$(119,052)	$(31,086)	$(95,649)

2019
New trailers shipped	40,350	2,200	—	—	42,550
Used trailers shipped	50	60	—	—	110

New Trailers	$1,078,599	$146,821	$—	$—	$1,225,420
Used Trailers	236	1,743	—	—	1,979
Components, parts and service	30,994	88,681	12,165	(20,455)	111,385
Equipment and other	12,424	52,610	337,005	(688)	401,351
Total net external sales	$1,122,253	$289,855	$349,170	$(21,143)	$1,740,135
Gross profit	$126,806	$58,264	$51,576	$(2,571)	$234,075
Income (loss) from operations	$102,742	$24,138	$15,718	$(31,593)	$111,005

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Commercial Trailer Products
Income from operations	$19,659	$36,503	$54,129	$102,742
Adjustments:
Impairment	—	—	377	—
Adjusted operating income	$19,659	$36,503	$54,506	$102,742

Diversified Products
Income from operations	4,188	7,183	360	24,138
Adjustments:
Impairment	—	—	10,971	—
Adjusted operating income	4,188	7,183	11,331	24,138

Final Mile Products
(Loss) income from operations	(4,442)	4,628	(119,052)	15,718
Adjustments:
Impairment	—	—	95,766	—
Adjusted operating (loss) income	(4,442)	4,628	(23,286)	15,718

Corporate
Loss from operations	(10,997)	(10,045)	(31,086)	(31,593)
Adjustments:
Debt transactions	1,156	—	1,156	—
Adjusted operating loss	(9,841)	(10,045)	(29,930)	(31,593)

Consolidated
Income (loss) from operations	8,408	38,269	(95,649)	111,005
Adjustments:
Impairment	—	—	107,114	—
Debt transactions	1,156	—	1,156	—
Adjusted operating income	$9,564	$38,269	$12,621	$111,005

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$3,887	$25,460	$(102,906)	$71,200
Income tax (benefit) expense	(1,285)	7,429	(10,298)	21,227
Interest expense	5,749	6,713	17,903	20,823
Depreciation and amortization	12,495	10,416	35,140	31,611
Stock-based compensation	1,862	1,985	2,278	7,362
Debt issuance costs expensed	1,156	—	1,156	—
Impairment and other, net	31	—	105,455	—
Other, net	57	(1,333)	(348)	(2,245)
Operating EBITDA	$23,952	$50,670	$48,380	$149,978

Adjusted Net Income[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$3,887	$25,460	$(102,906)	$71,200
Adjustments:
Debt transactions[3]	1,375	—	1,375	—
Impairment	—	—	107,114	—
Tax effect of aforementioned items	(564)	—	(3,350)	—
Adjusted net income	$4,698	$25,460	$2,233	$71,200

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Diluted earnings per share	$0.07	$0.46	$(1.94)	$1.28
Adjustments:
Debt transactions[3]	0.03	—	0.03	—
Impairment	—	—	2.02	—
Tax effect of aforementioned items	(0.01)	—	(0.06)	—
Adjusted diluted earnings per share	$0.09	$0.46	$0.04	$1.28

Weighted average diluted shares outstanding (in thousands)	53,380	55,019	52,980	55,502

1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, debt issuance costs expensed within General & administrative expenses related to the closing of the New Term Loan Credit Agreement, impairment and other, net, and other non-operating income and expense (which includes loss on debt extinguishment charges).
2Adjusted net income and adjusted diluted earnings per share reflect adjustments for non-cash impairment and debt transactions, and the related tax effects of these adjustments.
3Debt transactions include debt issuance costs within General & administrative expenses related to the closing of the New Term Loan Credit Agreement and loss on debt extinguishment charges included in Other, net.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Net cash provided by operating activities	$107,099	$76,218
Capital expenditures	(13,719)	(22,244)
Free cash flow[1]	$93,380	$53,974

1 Free cash flow is defined as net cash provided by operating activities minus capital expenditures.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended September 30, 2020	2020	2019	2020	2019	2020	2019
Income (loss) from operations	$19,659	$36,503	$4,188	$7,183	$(4,442)	$4,628
Depreciation and amortization	2,858	2,701	4,828	4,462	3,850	2,861
Impairment and other, net	(168)	—	18	—	182	—
Adjusted segment EBITDA	$22,349	$39,204	$9,034	$11,645	$(410)	$7,489

Adjusted segment EBITDA margin	9.9%	10.3%	12.5%	12.5%	(0.7)%	6.6%

	Commercial Trailer Products		Diversified Products		Final Mile Products
Nine Months Ended September 30, 2020	2020	2019	2020	2019	2020	2019
Income (loss) from operations	$54,129	$102,742	$360	$24,138	$(119,052)	$15,718
Depreciation and amortization	8,536	7,917	13,942	14,095	10,982	8,474
Impairment and other, net	(1,558)	—	10,989	—	96,028	—
Adjusted segment EBITDA	$61,107	$110,659	$25,291	$38,233	$(12,042)	$24,192

Adjusted segment EBITDA margin	8.6%	9.9%	11.6%	13.2%	(7.2)%	6.9%

1 Adjusted segment EBITDA, a non-GAAP financial measure, is calculated by adding back segment depreciation and amortization expense to segment operating income (loss), and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.